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                                                                   Exhibit T3C-2

                                                                  DRAFT: 1/27/04

                    INTERCREDITOR AND SUBORDINATION AGREEMENT

      INTERCREDITOR AND SUBORDINATION AGREEMENT, dated as of January ___, 2004, between CONGRESS FINANCIAL CORPORATION (FLORIDA), as Senior Agent for itself and the other Senior Lenders (as further defined below, "Senior Agent"), and HSBC BANK USA, as Trustee for itself and the Noteholders (as further defined below, "Trustee").

                              W I T N E S S E T H :

      WHEREAS, REPTRON ELECTRONICS, INC. (as further defined below, "Borrower") and Senior Lenders (such term and each other capitalized term used herein having the meanings set forth in Section 1 below) have entered or are about to enter into financing arrangements with Borrower pursuant to which Senior Lenders may upon certain terms and conditions make loans and provide financial accommodations to Borrower secured by substantially all of the assets of the Borrower;

      WHEREAS, Borrower and the Trustee have entered into the Indenture dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the "Indenture"), pursuant to which the Borrower intends to issue the Notes which Notes will be secured by a second priority Lien on the Collateral to secure the Noteholder Claims; and

      WHEREAS, Creditors desire to enter into this Intercreditor and Subordination Agreement to (i) confirm the relative priority of the interests of Creditors in the assets and properties of the Grantors, and (ii) provide for the orderly sharing among Creditors, in accordance with such priorities, of proceeds of such assets and properties upon any foreclosure thereon or other disposition thereof, and related matters;

      NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1. (A) DEFINITIONS. As used in this Agreement, the following terms have the meanings specified below:

      "Agreement" means this Intercreditor and Subordination Agreement, as amended, renewed, extended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

      "Bank Indebtedness" means Senior Debt and any Refinancing Indebtedness (as defined in the Indenture) with respect thereto, as amended from time to time, including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Borrower whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof. It is understood and agreed that Refinancing Indebtedness (as defined in the Indenture) in respect of the Senior Loan
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Agreement may be Incurred (as defined in the Indenture) from time to time after termination of the Senior Loan Agreement.

      "Bankruptcy Law" means Title 11 of the United States Code and any similar Federal, state or foreign law for the relief of debtors.

      "Blockage Period" shall mean any period during which the Borrower is subject to any Insolvency or Liquidation Proceeding and also any period commencing from the date of delivery of a Default Notice from the Senior Agent and continuing until: (a) in the case of a Default Notice relating to a Payment Default, the earliest of (i) the date on which the Senior Lender Claims to which such Payment Default relates are paid and satisfied in full, (ii) the date on which such Payment Default is cured or waived or (iii) the date on which the Senior Agent delivers a notice that the Blockage Period is terminated; or (b) in the case of Default Notice relating to an Other Default, 180 days after the Default Notice or, if earlier, the earliest of (i) 180 days after the Default Notice minus the number of days in all other Blockage Periods during the 360 day interval preceding the Default Notice, (ii) the date on which the Senior Agent delivers a notice that the Blockage Period is terminated or (iii) the date on which such Other Default is cured or waived; provided however, that a default that to the actual knowledge of the Senior Agent exists at or prior to the commencement of a Blockage Period may not serve as the basis for the commencement of a subsequent Blockage Period; provided, that no Blockage Period shall be imposed under this clause (b) for a period of ninety (90) days after the last day of any Blockage Period; and provided that if the Senior Agent accelerates the Senior Debt and it is not paid in full, such failure of the Borrower to pay the Senior Lender Claims in full is a Payment Default separate and distinct from the Other Default which gave rise to the acceleration.

      "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are required or authorized by law or other governmental action to close.

      "Collateral" shall mean all of the property and interests in property, real or personal, tangible or intangible, now owned or hereafter acquired by any Grantor in or upon which Senior Lenders at any time have (or purportedly have) a Lien, and including, without limitation, all proceeds and products of such property and interests in property.

      "Credit Facilities" means one or more debt facilities (including the credit facility provided under Senior Loan Agreement and the other Senior Lender Documents) or commercial paper facilities providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables) or letters of credit, or any debt securities or other form of debt financing (including convertible or exchangeable debt instruments), in each case, as amended, supplemented, modified, extended, renewed, restated or refunded in whole or in part from time to time.

      "Creditors" means, collectively, (a) Senior Lenders and (b) the Trustee and the Noteholders.


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      "Default Notice" means a written notice from the Senior Agent to the
Trustee stating that an Event of Default (as that term is defined in the Senior Loan Agreement) exists and whether that default is a Payment Default or Other Default.

      "Discharge of Senior Lender Claims" means, except to the extent otherwise provided in Section 5.6, termination of financing arrangements and commitments under the Senior Lender Documents and the payment in full in cash of (a) the principal of and interest and premium, if any, on all Senior Debt or other Indebtedness outstanding under any First-Lien Credit Facilities or, with respect to letters of credit outstanding thereunder, delivery of cash collateral or backstop letters of credit in respect thereof in compliance with such First-Lien Credit Facilities, as applicable, in each case after or concurrently with termination of all commitments to extend credit thereunder and (b) any other Senior Lender Claims that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid.

      "First-Lien Credit Facilities" means (a) the Credit Facilities provided pursuant to the Senior Loan Agreement and (b) after Discharge of Senior Lender Claims arising under the Senior Loan Agreement, any other Credit Facility, that is secured by a Permitted Lien (as defined in the Indenture) and is designated by the Borrower as a "First-Lien Credit Facility" for purposes of the Indenture pursuant to Section 8.19 hereof.

      "Future First-Lien Credit Facility" means any First-Lien Credit Facility (other than the Senior Loan Agreement) that is designated by the Borrower as a "First-Lien Credit Facility" for purposes of the Indenture after the date hereof pursuant to Section 8.19 hereof.

      "Grantors" means each of the Borrower and any other Person that has or have executed and delivered a Noteholder Collateral Document or any Senior Lender Document.

      "Indebtedness" means and includes all Obligations that constitute "Indebtedness" within the meaning of the Indenture or the Senior Loan Agreement.

      "Indenture" has the meaning set forth in the recitals hereto.

      "Insolvency or Liquidation Proceeding" means (a) any voluntary or involuntary case or proceeding under any Bankruptcy Law with respect to any Grantor, (b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Grantor or with respect to any of their respective assets, (c) any liquidation, dissolution, reorganization or winding up of any Grantor whether voluntary or involuntary and whether or not involving insolvency or bankruptcy or (d) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of any Grantor.

      "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.


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      "Noteholder Claims" mean all Obligations in respect of the Notes or arising under the Noteholder Documents or any of them.

      "Noteholder Collateral Documents" means the Noteholder Security Agreement and any other document or instrument pursuant to which a Lien is granted by any Grantor to secure any Noteholder Claims or under which rights or remedies with respect to any such Lien are governed.

      "Noteholder Documents" means (a) the Indenture, the Notes, the Noteholder Collateral Documents and any document or instrument evidencing or governing any Other Second-Lien Obligations (as defined in the Indenture) and (b) any other related document or instrument executed and delivered pursuant to any Noteholder Document described in clause (a) above evidencing or governing any Obligations thereunder.

      "Noteholder Security Agreement" means the Security Agreement, dated as of the date hereof, among the Borrower, the other Grantors and the Trustee.

      "Noteholders" mean the Persons holding Noteholder Claims, including the Trustee.

      "Notes" means (a) the Senior Secured Notes due 2009 issued under the Indenture by the Borrower, and (b) any additional notes issued under the Indenture by the Borrower, to the extent permitted by the Indenture and the Senior Loan Agreement.

      "Obligations" means any and all obligations with respect to the payment of
(a) any principal of or interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding, whether or not a claim for post-filing interest is allowed in such proceeding) or premium on any Indebtedness, including any reimbursement obligation in respect of any letter of credit, (b) any fees, indemnification obligations, expense reimbursement obligations or other liabilities payable under the documentation governing any Indebtedness, or (c) any obligation to post cash collateral in respect of letters of credit and any other obligations.

      "Other Default" means any Event of Default (as defined in the Senior Loan Agreement as in effect on the date hereof) other than a Payment Default.

      "Payment Default" means any event of the type described in Section 10.1(a)(i) of the Senior Loan Agreement as in effect on the date hereof.

      "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, entity or other party, including any government and any political subdivision, agency or instrumentality thereof.

      "Pledged Collateral" means any Collateral in the possession of the Senior Agent (or its agents or bailees), to the extent that possession thereof is necessary to perfect a Lien thereon under the Uniform Commercial Code.

      "Recovery" has the meaning set forth in Section 6.5 hereof.

      "Required Lenders" means, with respect to any amendment or modification of the Senior Loan Agreement, or any termination or waiver of any provision of the Senior Loan Agreement,


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or any consent or departure by the Borrower or any other Grantor therefrom, those Senior Lenders the approval of which is required to approve such amendment or modification, termination or waiver or consent or departure.

      "Senior Agent" means Congress Financial Corporation (Florida) in its capacity as agent under the Senior Loan Agreement and the other Senior Lender Documents (and also includes its successors hereunder as collateral agent for the Senior Lenders (or if there is more than one agent, a majority of them) under the Senior Lender Documents exercising substantially the same rights and powers, or if there is no acting Senior Agent under the Senior Loan Agreement, the Required Lenders.

      "Senior Debt" shall mean any and all obligations, liabilities and indebtedness of every kind, nature and description owing by any Grantor to Senior Agent or Senior Lenders, including principal, interest, charges, fees, premiums, indemnities and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, in each case arising under any of the Senior Lender Documents, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of the Senior Loan Agreement or after the commencement of any Insolvency or Liquidation Proceeding (and including, without limitation, any principal, interest, fees, costs, expenses and other amounts, which would accrue and become due but for the commencement of such case or proceeding, whether or not such amounts are allowed or allowable in whole or in part in any such case or proceeding), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, or secured or unsecured. Notwithstanding anything to the contrary contained in this Agreement, amounts constituting principal shall qualify as Senior Debt only to the extent that such principal amounts (a) with respect to Senior Debt and all other Indebtedness outstanding under one or more of the Senior Lender Documents (which for the purposes hereof is an "asset based transaction" (as defined below)) do not in the exceed Sixty Million Dollars ($60,000,000) at any time outstanding; and (b) with respect to any Future First-Lien Credit Facilities, (i) in the case of Indebtedness obtained from any one or more lenders in an "asset based transaction," do not in the exceed Sixty Million Dollars ($60,000,000) at any time outstanding, and (ii) in the case of Indebtedness obtained from any one or more lenders in a non-"asset based transaction", do not in the exceed Thirty Million Dollars ($30,000,000) at any time outstanding (for the purpose of this sentence, the term "asset based transaction" means any Credit Facility pursuant to which loans, advances or financial accommodations are provided to Borrower on the basis of, among other provisions, a borrowing base percentage or borrowing base formula not to exceed 100% of the value of accounts receivable, inventory, real estate, cash equivalents and/or equipment).

      "Senior Lender Claims" means (a) all Senior Debt and all other Indebtedness outstanding under one or more of the Senior Lender Documents; and
(b) other Bank Indebtedness, including any Future First-Lien Credit Facilities, the Indebtedness under each of which (i) constitutes Permitted Debt (as defined in the Indenture) or is otherwise permitted by the Indenture, (ii) is designated by the Borrower as "Loan Agreement Obligations" for purposes of the Indenture pursuant to Section 8.19 hereof and (iii) is secured by a Permitted Lien (as defined in the Indenture) described in clause (a) of the definition thereof, and
(b) all other Obligations (not constituting Indebtedness) of the Borrower or any Grantor under the Senior Lender Documents or any such other Future First-Lien Credit Facility. To the extent any payment with respect to


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the Senior Lender Claims (whether by or on behalf of any Grantor, as proceeds of security, enforcement of any right of set-off or otherwise) is declared to be fraudulent or preferential in any respect, set aside or required to be paid to a debtor in possession, trustee, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

      "Senior Lender Documents" means the Senior Loan Agreement, any other agreement at any time executed and/or delivered by any Grantor to or in favor of Senior Agent for the benefit of Senior Lenders granting a Lien upon any Collateral of such Grantor to Senior Agent for the benefit of Senior Lenders and all agreements, guaranties, documents and instruments at any time executed and/or delivered by any Grantor or any other Person to, with or in favor of Senior Agent or Senior Lenders in connection therewith or related thereto, as all of the foregoing now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated, refinanced, replaced or restructured (in whole or in part and including any agreements with, to or in favor of any other lender or group of lenders that at any time refinances, replaces or succeeds to all or any portion of the Senior Lender Claims).

      "Senior Loan Agreement" means the Senior Loan Agreement; provided that if at any time a Discharge of Senior Lender Claims occurs with respect to the Senior Loan Agreement (without giving effect to Section 5.6), then, to the extent provided in Section 5.6, the term "Senior Loan Agreement" means the Future First-Lien Credit Facility designated by the Borrower as the "Senior Loan Agreement" in accordance with such Section.

      "Senior Lenders" mean the Persons holding Senior Lender Claims, including the Senior Agent.

      "Subsidiary" means any "Subsidiary" of the Borrower, as defined in the Indenture or the Senior Loan Agreement.

      "Trustee" means HSBC Bank USA, in its capacity as trustee under the Indenture and collateral agent under the Noteholder Collateral Documents, and also includes its successors hereunder as collateral agent for the Noteholders under the Noteholder Collateral Documents.

      "Uniform Commercial Code" or "UCC" means the Uniform Commercial Code as from time to time in effect in the State of New York.

      (c) Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified, (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections shall be construed to refer to Sections of


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this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 2. LIEN PRIORITIES; SUBORDINATION OF DEBT

      2.1 Subordination. Notwithstanding the date, manner or order of grant, attachment or perfection of any Liens granted to the Trustee or the Noteholders on the Collateral or of any Liens granted to the Senior Agent or the Senior Lenders on the Collateral and notwithstanding any provision of the UCC, or any applicable law or the Noteholder Documents or the Senior Lender Documents or any other circumstance whatsoever, the Trustee, on behalf of itself and the Noteholders, hereby agrees that: (a) any Lien on the Collateral securing any Senior Lender Claims now or hereafter held by or on behalf of the Senior Agent or any Senior Lenders or any agent or trustee therefor shall be senior in all respects and prior to any Lien on the Collateral securing any of the Noteholder Claims; and (b) any Lien on the Collateral now or hereafter held by or on behalf of the Trustee or any Noteholders or any agent or trustee therefor regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Collateral securing any Senior Lender Claims. All Liens on the Collateral securing any Senior Lender Claims shall be and remain senior in all respects and prior to all Liens on the Collateral securing any Noteholder Claims for all purposes, whether or not such Liens securing any Senior Lender Claims are subordinated to any Lien securing any other obligation of the Borrower, any other Grantor or any other Person. >>

      2.2 No New Liens. So long as the Discharge of Senior Lender Claims has not occurred, (a) the parties hereto agree that, after the date hereof, if the Trustee shall hold any Lien on any assets of the Borrower or any other Grantor securing any Noteholder Claims that are not also subject to the Lien of the Senior Agent or Senior Lenders under the Senior Lender Documents, the Trustee, upon written demand by the Senior Agent or the Borrower, will assign it to the Senior Agent as security for the Senior Lender Claims and, upon such assignment taking effect, the Borrower agrees that it shall take, and shall cause each other Grantor, as the case may be, to take, at the Borrower's sole cost and expense, such actions as shall be necessary and proper to grant to the Trustee a security interest in the assets of the Borrower or such Grantor, as the case may be, as to which such security interest was assigned to the Senior Agent as aforesaid, such security interest to be as security for all Obligations owed to the Trustee and the Noteholders and to be subject to the terms and conditions of this Agreement, and (b) the Borrower agrees that it will not, and will not permit any Subsidiary to, grant or permit to exist any Lien on any assets of the Borrower or any of its Subsidiaries to secure any Noteholder Claim unless a perfected prior Lien on the same assets has been granted to Senior Lenders to secure the Senior Lender Claims.

      2.3 No Contest of Liens. Each Creditor agrees that it will not contest the validity, perfection, priority or enforceability of the Liens upon the Collateral of the Senior Lenders or the Trustee, as the case may be, or any rights of the Senior Lenders or the Trustee with respect to the Collateral, or the respective priorities assigned to the Noteholder Claims and the Senior Debt herein, or the validity or reasonableness of any act or omission by the Senior Lenders in respect of the Collateral, including, without limitation, the timing, method, or manner of selling or otherwise disposing of or realizing upon any of the Collateral, the terms (including the price and


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percentage of consideration received in cash) of any such sale or other disposition or realization, or any failure to sell, dispose of or realize upon any of the Collateral.

      2.4 Subordination. Except as specifically set forth in Section 2.5 below, each of the Trustee and the Noteholders hereby subordinates its right to payment and satisfaction of the Noteholder Claims and the payment thereof, directly or indirectly, by any means whatsoever, is deferred, to the indefeasible payment and satisfaction in full of all Senior Debt. Notwithstanding the foregoing, nothing in this Agreement is intended to, or should be construed to, impair the Lien of the Trustee provided in the penultimate paragraph of Section 7.07 of the Indenture (as in effect on the date hereof) or subordinate amounts payable to the Trustee under Section 7.07 of the Indenture (as in effect on the date hereof) as an unsecured creditor in an Insolvency or Liquidation Proceeding. The Trustee's Lien shall not attach to the Collateral.

      2.5 Permitted Payments. Senior Lenders hereby agree that, notwithstanding anything to the contrary contained in Section 2.4, except during a Blockage Period, the Borrower may make and the Trustee or the Noteholders may receive and retain from the Borrower regularly scheduled payments of interest, on an unaccelerated basis, in respect of the Noteholder Claims in accordance with the terms of the Noteholder Documents as in effect on the date hereof (but not any prepayments, non-mandatory payments or any payments pursuant to acceleration or claims of breach or to acquire any Noteholder Claims, or otherwise).

      2.6 Payments Received by Junior Creditor. Except for payments received by Junior Creditor as provided in Section 2.5 above, should any payment or distribution or security or instrument or proceeds thereof be received by the Trustee or the Noteholders in respect of the Noteholder Claims, Trustee or the Noteholders shall receive and hold the same in trust, as trustee, for the benefit of the Senior Lenders, segregated from other funds and property of the Trustee or the Noteholders and shall forthwith deliver the same to the Senior Lenders (together with any endorsement or assignment of the Trustee or the Noteholders where necessary), for application to any of the Senior Debt. In the event of the failure of the Trustee and the Noteholders to make any such endorsement or assignment to the Senior Lenders, the Senior Lenders, or any of their officers or employees, are hereby irrevocably authorized on behalf of the Trustee and the Noteholders to make the same.

SECTION 3. ENFORCEMENT

      3.1 Exercise of Remedies.

      (a) So long as the Discharge of Senior Lender Claims has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Borrower or any other Grantor, (i) the Trustee and the Noteholders will not exercise or seek to exercise any rights or remedies (including set-off) with respect to any Collateral, institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure), contest, protest or object to any foreclosure proceeding or action brought by the Senior Agent or any Senior Lender, the exercise of any right under any lockbox agreement, landlord waiver or bailee's letter or similar agreement or arrangement to which the Trustee or any Noteholder is a party, or any other exercise by any such party, of any rights and remedies relating to the Collateral under the Senior Lender Documents or otherwise, or object to the forbearance by the Senior Lenders from bringing or pursuing any foreclosure proceeding or action or any other


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exercise of any rights or remedies relating to the Collateral and (ii) the
Senior Agent and the Senior Lenders shall have the exclusive right to enforce rights, exercise remedies (including set-off) and make determinations regarding the release, disposition, or restrictions with respect to the Collateral, or forbear from taking any such action in the sole discretion of Senior Agent and the Senior Lenders, without any consultation with or the consent of the Trustee or any Noteholder; provided, that (A) in any Insolvency or Liquidation Proceeding commenced by or against the Borrower or any Grantor, the Trustee may file a claim or statement of interest with respect to the Noteholder Claims, and
(B) the Trustee may take any action (not adverse to the prior Liens on the Collateral securing the Senior Lender Claims, or the rights of the Senior Agent or the Senior Lenders to exercise remedies in respect thereof) in order to preserve or protect its Lien on the Collateral. Neither the Trustee nor any Noteholder shall commence any Insolvency or Liquidation Proceeding against Borrower or any Grantor under any Bankruptcy Laws. In exercising rights and remedies with respect to the Collateral, the Senior Agent and the Senior Lenders may enforce the provisions of the Senior Lender Documents and exercise remedies thereunder, or forbear from taking any such action in the sole discretion of Senior Agent and the Senior Lenders, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured lender under the Uniform Commercial Code of any applicable jurisdiction and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction.

      (b) The Trustee, on behalf of itself and the Noteholders, agrees that it will not take or receive any Collateral or any proceeds of Collateral in connection with the exercise of any right or remedy (including set-off) with respect to any Collateral, unless and until the Discharge of Senior Lender Claims has occurred. Without limiting the generality of the foregoing, unless and until the Discharge of Senior Lender Claims has occurred, except as expressly provided in the proviso in clause (ii) of Section 3.1(a) above, the sole right of the Trustee and the Noteholders with respect to the Collateral is to hold a Lien on the Collateral pursuant to the Noteholder Documents for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after the Discharge of the Senior Lender Claims has occurred.

      (c) Subject to the proviso in clause (ii) of Section 3.1(a) above, (i) the Trustee, for itself or on behalf of the Noteholders, agrees that the Trustee and the Noteholders will not take any action that would hinder any exercise of remedies undertaken by the Senior Agent or Senior Lenders under the Senior Loan Documents, including any sale, lease, exchange, transfer or other disposition of the Collateral, whether by foreclosure or otherwise, and (ii) the Trustee, for itself and on behalf of the Noteholders, hereby waives any and all rights it or the Noteholders may have as a junior lien creditor or otherwise to object to the manner in which the Senior Agent or the Senior Lenders seek to enforce or collect the Senior Lender Claims or the Liens granted in any of the Senior Lender Collateral, or forbear from taking any such action in the sole discretion of Senior Agent and the Senior Lenders, regardless of whether any action or failure to act by or on behalf of the Senior Agent or Senior Lenders is adverse to the interest of the Noteholders.

      (d) The Trustee hereby acknowledges and agrees that no covenant, agreement or restriction contained in any Noteholder Document shall be deemed to restrict in any way the Credit Facilities provided pursuant to the Senior Loan Agreement or any rights and remedies of


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the Senior Agent or the Senior Lenders with respect to the Collateral as set forth in this Agreement and the Senior Lender Documents.

      3.2 Cooperation. Subject to the proviso in clause (ii) of Section 3.1(a) above, the Trustee, on behalf of itself and the Noteholders, agrees that, unless and until the Discharge of Senior Lender Claims has occurred, it will not commence, or join with any Person (other than the Senior Lenders and the Senior Agent upon the request thereof) in commencing, any enforcement, collection, execution, levy or foreclosure action or proceeding with respect to any Lien held by it under any of the Noteholder Documents or otherwise.

SECTION 4. PAYMENTS

      4.1 Application of Proceeds. As long as the Discharge of Senior Lender Claims has not occurred, the Collateral or proceeds thereof received in connection with the sale or other disposition of, or collection on, such Collateral upon the exercise of remedies, shall be applied by the Senior Agent to the Senior Lender Claims in such order as specified in the relevant Senior Lender Documents until the Discharge of Senior Lender Claims has occurred. Upon the Discharge of the Senior Lender Claims, the Senior Agent shall deliver to the Trustee any proceeds of Collateral held by it in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct to be applied by the Trustee to the Noteholder Claims in such order as specified in the relevant Noteholder Documents.

      4.2 Payments Over. Any Collateral or proceeds thereof received by the Trustee or any Noteholder in connection with the exercise of any right or remedy (including set-off) relating to the Collateral in contravention of this Agreement shall be segregated and held in trust and forthwith paid over to the Senior Agent for the benefit of the Senior Lenders in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. The Senior Agent is hereby authorized to make any such endorsements as agent for the Trustee or any such Noteholder. This authorization is coupled with an interest and is irrevocable.

SECTION 5. OTHER AGREEMENTS

      5.1 Releases.

      (a) If in connection with:

            (i) the exercise of the Senior Agent's remedies in respect of the Collateral provided for in Section 3.1, including any sale, lease, exchange, transfer or other disposition of any such Collateral;

            (ii) any sale, lease, exchange, transfer or other disposition of any Collateral permitted under the terms of the Senior Loan Agreement (whether or not an event of default thereunder, and as defined therein, has occurred and is continuing) [and permitted or not prohibited under Section 4.06 of the Indenture (Asset Sales)]; or

            (iii) any agreement between Senior Agent and Borrower or any other Grantor to release the Senior Agent's Lien on any portion of the Collateral or to release any Grantor from its obligations under its guaranty of the Senior Lender Claims, provided that after giving effect to the release, Obligations secured by the first priority Liens on the remaining Collateral remain outstanding;

the Senior Agent, for itself or on behalf of any of the Senior Lenders, releases any of its Liens on any part of the Collateral (or any Grantor from its obligations under its guaranty of the Senior Lender Claims), the Liens, if any, of the Trustee, for itself or for the benefit of the Noteholders, on such Collateral (and the obligations of such Grantor under its guaranty of the Noteholder Claims) shall be automatically, unconditionally and simultaneously released and the Trustee, for itself or on behalf of any such Noteholder, promptly shall execute and deliver to the Senior Agent or such Grantor such termination statements, releases and other documents as the Senior Agent or such Grantor may request to effectively confirm such release.

      (b) The Trustee, for itself and on behalf of the Noteholders, hereby irrevocably constitutes and appoints the Senior Agent and any officer or agent of the Senior Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Trustee or such holder or in the Senior Agent's own name, from time to time in the Senior Agent's discretion, for the purpose of carrying out the terms of this Section 5.1, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Section 5.1, including any termination statements, endorsements or other instruments of transfer or release.

      5.2 Insurance. Unless and until the Discharge of Senior Lender Claims has occurred, the Senior Agent and the Senior Lenders shall have the sole and exclusive right, subject to the rights of the Grantors under the Senior Lender Documents, to adjust settlement for any insurance policy covering the Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the Collateral. Unless and until the Discharge of Senior Lender Claims has occurred, all proceeds of any such policy and any such award if in respect to the Collateral shall be paid to the Senior Agent for the benefit of the Senior Lenders to the extent required under the Senior Lender Documents and thereafter to the Trustee for the benefit of the Noteholders to the extent required under the applicable Noteholder Documents and then to the owner of the subject property or as a court of competent jurisdiction may otherwise direct. If the Trustee or any Noteholder shall, at any time, receive any proceeds of any such insurance policy or any such award in contravention of this Agreement, it shall pay such proceeds over to the Senior Agent in accordance with the terms of Section 4.2.

      5.3 Amendments to Noteholder Collateral Documents.

      (a) Without the prior written consent of the Senior Agent and the Required Lenders, no Noteholder Collateral Document may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any new Noteholder Collateral Document, would be prohibited by or inconsistent with any of the terms of the Senior Lender Documents. The Indenture, the Notes and the Noteholder Security Agreement shall include the following language (or language to similar effect approved by the Senior Agent):

            "Notwithstanding anything herein to the contrary, the lien and security interest granted to the Trustee pursuant to this Agreement and the exercise of any right or remedy by the Trustee hereunder are subject to the provisions of the Intercreditor and Subordination Agreement, dated as of ____________, 2004 (as amended, supplemented or otherwise modified from time to time, the "Intercreditor and Subordination Agreement"), among Reptron Electronics, Inc., Congress Financial Corporation (Florida), as agent, and HSBC Bank USA , as Trustee. In the event of any conflict between the terms of the Intercreditor and Subordination Agreement and this Agreement, the terms of the Intercreditor and Subordination Agreement shall govern."

In addition, the Borrower agrees that each Noteholder Mortgage covering any Collateral shall contain such other language as the Senior Agent may reasonably request in writing to reflect the subordination of such Noteholder Mortgage to the Senior Collateral Document covering such Collateral.

      5.4 Rights As Unsecured Creditors. Subject to the terms of this Agreement, the Trustee and the Noteholders may each exercise rights and remedies as an unsecured creditor against the Borrower or any Subsidiary that has guaranteed the Noteholder Claims in accordance with the terms of the Noteholder Documents and applicable law. Nothing in this Agreement shall prohibit the receipt by the Trustee or any Noteholders of the required payments of interest to the extent permitted hereunder so long as such receipt is not the direct or indirect result of the exercise by the Trustee or any Noteholder of rights or remedies as a secured creditor or enforcement in contravention of this Agreement of any Lien held by any of them. In the event the Trustee or any Noteholder becomes a judgment lien creditor in respect of Collateral as a result of its enforcement of its rights as an unsecured creditor, such judgment lien shall be subordinated to the Liens securing Senior Lender Claims on the same basis as the other Liens securing the Noteholder Claims are so subordinated to such Senior Lender Claims under this Agreement. Nothing in this Agreement impairs or otherwise adversely affects any rights or remedies the Senior Agent or the Senior Lenders may have with respect to the Collateral.

      5.5 Bailee for Perfection

      (a) Senior Agent agrees to hold the Pledged Collateral that is part of the Collateral in its possession or control (or in the possession or control of its agents or bailees) as bailee for the Trustee and any assignee solely for the purpose of perfecting the security interest granted in such Pledged Collateral pursuant to the Noteholder Pledge Agreement, subject to the terms and conditions of this Section 5.5.

      (b) Until the Discharge of Senior Lender Claims has occurred, the Senior Agent shall be entitled to deal with the Pledged Collateral in accordance with the terms of the Senior Lender Documents. The rights of the Trustee shall at all times be subject to the terms of this Agreement and to the Senior Agent's rights under the Senior Lender Documents.

      (c) The Senior Agent shall have no obligation whatsoever to the Trustee or any Noteholder to assure that the Pledged Collateral is genuine or owned by any of the Grantors or to preserve rights or benefits of any Person except as expressly set forth in this Section 5.5. The duties or responsibilities of the Senior Agent under this Section 5.5 shall be limited solely to holding the Pledged Collateral as bailee for the Trustee for purposes of perfecting the Lien held by the Trustee.

      (d) The Senior Agent shall not have by reason of the Noteholder Collateral Documents or this Agreement or any other document a fiduciary relationship in respect of the Trustee or any Noteholder. The Trustee shall not have by reason of the Senior Lender Documents or this Agreement or any other document a fiduciary relationship in respect of the Senior Agent or the Senior Lenders.

      (e) Upon the Discharge of Senior Lender Claims, the Senior Agent shall deliver to the Trustee the remaining Pledged Collateral (if any), together with any necessary endorsements (or otherwise allow the Trustee to obtain control of such Pledged Collateral) or as a court of competent jurisdiction may otherwise direct.

      5.6 When Discharge of Senior Lender Claims Deemed to Not Have Occurred. If at any time after the Discharge of Senior Lender Claims has occurred the Borrower designates any Future First-Lien Credit Facility to be the "Senior Loan Agreement" pursuant to Section 8.19 hereof, then such Discharge of Senior Lender Claims shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken prior to the date of such designation as a result of the occurrence of such first Discharge of Senior Lender Claims), and such Future First-Lien Credit Facility shall automatically be treated as the Senior Loan Agreement for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein. Upon receipt of written notice of such designation (including the identity of the new Senior Agent), the Trustee shall, at the written direction of the Borrower, promptly (i) enter into such documents and agreements (including amendments or supplements to this Agreement) as the Borrower or such new Senior Agent shall reasonably request in order to provide to the new Senior Agent the rights of the Senior Agent contemplated hereby and
(ii) deliver to the Senior Agent the Pledged Collateral together with any necessary endorsements (or otherwise allow such Senior Agent to obtain control of such Pledged Collateral).

SECTION 6. INSOLVENCY OR LIQUIDATION PROCEEDINGS

      6.1 Financing Issues. If the Borrower or any other Grantor shall be subject to any Insolvency or Liquidation Proceeding and the Senior Agent shall desire to permit the use of cash collateral or to permit the Borrower or any other Grantor to obtain financing under Section 363 or Section 364 of Title 11 of the United States Code or any similar Bankruptcy Law ("DIP Financing"), then the Trustee, on behalf of itself and the Noteholders, agrees that it will raise no objection to such use of cash collateral or DIP Financing and will not request adequate protection or any other relief in connection therewith (except to the extent permitted by Section 6.3) and, to the extent the Liens securing the Senior Lender Claims are subordinated or pari passu with such DIP Financing, will subordinate its Liens in the Collateral to such DIP Financing (and all Obligations relating thereto) on the same basis as the other Liens securing the Noteholder Claims are so subordinated to Senior Lender Claims under this Agreement.

      6.2 Relief from the Automatic Stay. Until the Discharge of Senior Lender Claims has occurred, the Trustee, on behalf of itself and the Noteholders, agrees that none of them shall seek relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the Collateral, without the prior written consent of the Senior Agent and the Required Lenders.

      6.3 Adequate Protection. The Trustee, on behalf of itself and the Noteholders, agrees that none of them shall contest (or support any other Person contesting) (a) any request by the Senior Agent or the Senior Lenders for adequate protection or (b) any objection by the Senior Agent or the Senior Lenders to any motion, relief, action or proceeding based on the Senior Agent or the Senior Lenders claiming a lack of adequate protection. Notwithstanding the foregoing contained in this Section 6.3, in any Insolvency or Liquidation Proceeding, (i) if the Senior Lenders (or any subset thereof) are granted adequate protection in the form of additional collateral in connection with any DIP Financing or use of cash collateral under Section 363 or Section 364 of Title 11 of the United States Code or any similar Bankruptcy Law, then the Trustee, on behalf of itself or any of the Noteholders, may seek or request adequate protection in the form of a replacement Lien on such additional collateral, which Lien is subordinated to the Liens securing the Senior Lender Claims and such DIP Financing (and all Obligations relating thereto) on the same basis as the other Liens securing the Noteholder Claims are so subordinated to the Senior Lender Claims under this Agreement, and (ii) in the event the Trustee, on behalf of itself and the Noteholders, seeks or requests adequate protection and such adequate protection is granted in the form of additional collateral, then the Trustee, on behalf of itself or any of the Noteholders, agrees that the Senior Agent shall also be granted a senior Lien on such additional collateral as security for the Senior Lender Claims and any such DIP Financing and that any Lien on such additional collateral securing the Noteholder Claims shall be subordinated to the Liens on such collateral securing the Senior Lender Claims and any such DIP Financing (and all Obligations relating thereto) and any other Liens granted to the Senior Lenders as adequate protection on the same basis as the other Liens securing the Noteholder Claims are so subordinated to such Senior Lender Claims under this Agreement.

      6.4 No Waiver. Nothing contained herein shall prohibit or in any way limit the Senior Agent or any Senior Lender from objecting in any Insolvency or Liquidation Proceeding or otherwise to any action taken by the Trustee or any of the Noteholders, including the seeking by the Trustee or any Noteholder of adequate protection or the asserting by the Trustee or any Noteholder of any of its rights and remedies under the Noteholder Documents or otherwise.

      6.5 Preference Issues. If any Senior Lender is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of the Borrower or any other Grantor any amount (a "Recovery"), then the Senior Lender Claims shall be reinstated to the extent of such Recovery and the Senior Lenders shall be entitled to a Discharge of Senior Lender Claims with respect to all such recovered amounts. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement.

SECTION 7. RELIANCE; WAIVERS; ETC.

      7.1 Reliance. The consent by the Senior Lenders to the execution and delivery of the Noteholder Documents and the grant to the Trustee on behalf of the Noteholders of a Lien on the Collateral and all loans and other extensions of credit made or deemed made on and after the date hereof by the Senior Lenders to the Borrower or any Grantor shall be deemed to have been given and made in reliance upon this Agreement. The Trustee, on behalf of itself and the Noteholders, acknowledges that it and the Noteholders have, independently and without reliance on the Senior Agent or any Senior Lender, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into the Indenture, this Agreement and the transactions contemplated hereby and thereby and they will continue to make their own credit decision in taking or not taking any action under the Indenture or this Agreement.

      7.2 No Warranties or Liability. The Trustee, on behalf of itself and Noteholders, acknowledges and agrees that each of the Senior Agent and the Senior Lenders have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the Senior Lender Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. The Senior Lenders will be entitled to manage and supervise their respective loans and extensions of credit under the Senior Lender Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate, and the Senior Lenders may manage their loans and extensions of credit without regard to any rights or interests that the Trustee or any of the Noteholders have in the Collateral or otherwise, except as otherwise provided in this Agreement. Neither the Senior Agent nor any Senior Lender shall have any duty to the Trustee or any of the Noteholders to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreements with the Borrower or any Subsidiary thereof (including the Noteholder Documents), regardless of any knowledge thereof which they may have or be charged with.

      7.3 No Waiver of Lien Priorities.

      (a) No right of the Senior Lenders, the Senior Agent or any of them to enforce any provision of this Agreement or any Senior Lender Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Borrower or any other Grantor or by any act or failure to act by any Senior Lender or the Senior Agent, or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, any of the Senior Lender Documents or any of the Noteholder Documents, regardless of any knowledge thereof which the Senior Agent or the Senior Lenders, or any of them, may have or be otherwise charged with;

      (b) Without in any way limiting the generality of the foregoing paragraph (but subject to the rights of the Borrower and the other Grantors under the Senior Lender Documents), the Senior Lenders, the Senior Agent and any of them, may, at any time and from time to time, without the consent of, or notice to, the Trustee or any Noteholder, without incurring any liabilities to the Trustee or any Noteholder and without impairing or releasing the Lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy of the Trustee or any Noteholder is affected, impaired or extinguished thereby) do any one or more of the following:

            (i) change the manner, place or terms of payment or change or extend the time of payment of, or amend, renew, exchange, increase or alter, the terms of any of the Senior Lender Claims or any Lien on any Senior Lender Collateral or guaranty thereof or any liability of the Borrower or any other Grantor, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the Senior Lender Claims, without any restriction as to the amount, tenor or terms of any such increase or extension) or otherwise amend, renew, exchange, extend, modify or supplement in any manner any Liens held by the Senior Agent or any of the Senior Lenders, the Senior Lender Claims or any of the Senior Lender Documents;

            (ii) sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the Senior Lender Collateral or any liability of the Borrower or any other Grantor to the Senior Lenders or the Senior Agent, or any liability incurred directly or indirectly in respect thereof;

            (iii) settle or compromise any Senior Lender Claim or any other liability of the Borrower or any other Grantor or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including the Senior Lender Claims) in any manner or order; and

            (iv) exercise or delay in or refrain from exercising any right or remedy against the Borrower or any security or any other Grantor or any other Person, elect any remedy and otherwise deal freely with the Borrower, any other Grantor or any Collateral and any security and any guarantor or any liability of the Borrower or any other Grantor to the Senior Lenders or any liability incurred directly or indirectly in respect thereof;

      (c) The Trustee, on behalf of itself and the Noteholders, also agrees that the Senior Lenders and the Senior Agent shall have no liability to the Trustee or any Noteholder, and the Trustee, on behalf of itself and the Noteholders, hereby waives any claim against any Senior Lender or the Senior Agent, arising out of any and all actions which the Senior Lenders or the Senior Agent may take or permit or omit to take with respect to: (i) the Senior Lender Documents, (ii) the collection of the Senior Lender Claims or (iii) the foreclosure upon, or sale, liquidation or other disposition of, any Collateral. The Trustee, on behalf of itself and the Noteholders, agrees that the Senior Lenders and the Senior Agent have no duty to them in respect of the maintenance or preservation of the Collateral, the Senior Lender Claims or otherwise; and

      (d) The Trustee, on behalf of itself and the Noteholders, agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law or any other similar rights a junior secured creditor may have under applicable law.

      7.4 Obligations Unconditional. All rights, interests, agreements and obligations of the Senior Agent and the Senior Lenders and the Trustee and the Noteholders, respectively, hereunder shall remain in full force and effect irrespective of:

      (a) any lack of validity or enforceability of any Senior Lender Documents or any Noteholder Documents;

      (b) any change in the time, manner or place of payment of, or in any other terms of, all or any of the Senior Lender Claims or Noteholder Claims, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of the Senior Loan Agreement or any other Senior Lender Document or of the terms of the Indenture or any other Noteholder Document;

      (c) any exchange of any security interest in any Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the Senior Lender Claims or Noteholder Claims or any guarantee thereof;

      (d) the commencement of any Insolvency or Liquidation Proceeding in respect of the Borrower or any other Grantor; or

      (e) any other circumstances which otherwise might constitute a defense available to, or a discharge of, the Borrower or any other Grantor in respect of the Senior Lender Claims, or of the Trustee or any Noteholder in respect of this Agreement.

SECTION 8. MISCELLANEOUS

      8.1 Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of the Senior Lender Documents or the Noteholder Documents, the provisions of this Agreement shall govern.

      8.2 Continuing Nature of this Agreement; Severability. This Agreement shall continue to be effective until the Discharge of Senior Lender Claims shall have occurred. This is a continuing agreement of lien subordination and the Senior Lenders may continue, at any time and without notice to the Trustee or any Noteholder, to extend credit and other financial accommodations and lend monies to or for the benefit of the Borrower or any Grantor constituting Senior Lender Claims on reliance hereof. The Trustee, on behalf of itself and the Noteholders, hereby waives any right it may have under applicable law to revoke this Agreement or any of the provisions of this Agreement. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      8.3 Amendments; Waivers. No amendment, modification or waiver of any of the provisions of this Agreement by the Trustee or the Senior Agent shall be deemed to be made unless the same shall be in writing signed on behalf of the party making the same or its authorized agent and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time. The Borrower and other Grantors shall not have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement except to the extent their rights are directly affected.

      8.4 Information Concerning Financial Condition of the Borrower and the Subsidiaries. The Senior Agent and the Senior Lenders, on the one hand, and the Trustee and the Noteholders, on the other hand, shall each be responsible for keeping themselves informed of (a) the financial condition of the Borrower and the Subsidiaries and all endorsers and/or guarantors of the Noteholder Claims or the Senior Lender Claims and (b) all other circumstances bearing upon the risk of nonpayment of the Noteholder Claims or the Senior Lender Claims. Neither the Senior Agent and the Senior Lenders, on the one hand, nor the Trustee or any Noteholder, on the other hand, shall have any duty to advise the other of information known to it or them regarding such condition or any such circumstances or otherwise. In the event the Senior Agent or any of the Senior Lenders, on the one hand, or the Trustee or any Noteholder, on the other hand, in its or their sole discretion, undertakes at any time or from time to time to provide any such information to the other, it or they shall be under no obligation (i) to make, and such undertaking party shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (ii) to provide any additional information or to provide any such information on any subsequent occasion, (iii) to undertake any investigation or (iv) to disclose any information which, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

      8.5 Subrogation. The Trustee, on behalf of itself and the Noteholders, hereby waives any rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of Senior Lender Claims has occurred.

      8.6 Application of Payments. All payments received by the Senior Lenders may be applied, reversed and reapplied, in whole or in part, to such part of the Senior Lender Claims as the Senior Lenders, in their sole discretion, deem appropriate. The Trustee, on behalf of itself and the Noteholders, assents to any extension or postponement of the time of payment of the Senior Lender Claims or any part thereof and to any other indulgence with respect thereto, to any substitution, exchange or release of any security which may at any time secure any part of the Senior Lender Claims and to the addition or release of any other Person primarily or secondarily liable therefor.

      8.7 Consent to Jurisdiction; Waivers. The parties hereto consent to the jurisdiction of any state or federal court located in New York, New York, and consent that all service of process may be made by registered mail directed to such party as provided in Section 8.8 below for such party. Service so made shall be deemed to be completed three days after the same shall be posted as aforesaid. The parties hereto waive any objection to any action instituted hereunder based on forum non conveniens, and any objection to the venue of any action instituted hereunder. Each of the parties hereto waives any right it may have to trial by jury in respect of any litigation based on, or arising out of, under or in connection with this Agreement or any other Loan Document, or any course of conduct, course of dealing, verbal or written statement or action of any party hereto.

      8.8 Notices. All notices to the Noteholders and the Senior Lenders permitted or required under this Agreement may be sent to the Trustee and the Senior Agent, respectively. Unless otherwise specifically provided herein, all notices, requests and demands to or upon the respective parties hereto shall be in writing and shall be deemed duly given, made or received: if delivered in person, immediately upon delivery; if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next business day, one (1) business day after sending; and if mailed by certified mail, return receipt requested, five (5) days after mailing.

For the purposes hereof, the addresses of the parties hereto shall be as set forth below each party's name on the signature pages hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

      8.9 Further Assurances. The Trustee, on behalf of itself and the Noteholders, agrees that each of them shall take such further action and shall execute and deliver to the Senior Agent and the Senior Lenders such additional documents and instruments (in recordable form, if requested) as the Senior Agent or the Senior Lenders may reasonably request to effectuate the terms of and the lien priorities contemplated by this Agreement.

      8.10 Governing Law. This Agreement has been delivered and accepted at and shall be deemed to have been made at New York, New York and shall be interpreted, and the rights and liabilities of the parties bound hereby determined, in accordance with the laws of the State of New York.

      8.11 Binding on Successors and Assigns. This Agreement shall be binding upon the Senior Agent, the Senior Lenders, the Trustee, the Noteholders, the Borrower and their respective permitted successors and assigns.

      8.12 Specific Performance. The Senior Agent may demand specific performance of this Agreement. The Trustee, on behalf of itself and the Noteholders, hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by the Senior Agent.

      8.13 Section Titles; Time Periods. The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Agreement.

      8.14 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which shall together constitute one and the same document.

      8.15 Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement.

      8.16 No Third Party Beneficiaries. This Agreement and the rights and benefits hereof shall inure to the benefit of each of the parties hereto and their respective successors and assigns and shall inure to the benefit of each of the holders of Senior Lender Claims and Noteholder Claims. No other Person shall have or be entitled to assert rights or benefits hereunder.

      8.17 Effectiveness. This Agreement shall become effective when executed and delivered by the parties hereto. This Agreement shall be effective both before and after the commencement of any Insolvency or Liquidation Proceeding. All references to the Borrower or any other Grantor shall include the Borrower or any other Grantor as debtor and debtor-in-possession and any receiver or trustee for the Borrower or any other Grantor (as the case may be) in any Insolvency or Liquidation Proceeding.

      8.18 Senior Agent and Trustee. It is understood and agreed that (a) Congress Financial Corporation (Florida) is entering into this Agreement in its capacity as agent and the provisions of the Senior Loan Agreement applicable to Congress Financial Corporation (Florida) as agent thereunder shall also apply to Congress Financial Corporation (Florida) as agent hereunder, and (b) HSBC Bank USA is entering in this Agreement in its capacity as Trustee and the provisions of Article 7 of the Indenture applicable to the Trustee thereunder shall also apply to the Trustee hereunder.

      8.19 Designations. For purposes of the provisions hereof and the Indenture requiring the Borrower to designate Indebtedness for the purposes of the term "First-Lien Credit Facilities" or any other designations for any other purposes hereunder or under the Indenture, any such designation shall be sufficient if the relevant designation is set forth in writing, signed on behalf of the Borrower by an officer thereof and delivered to the Trustee and the Senior Agent. For all purposes hereof and the Indenture, the Borrower hereby designates the Credit Facilities provided pursuant to the Senior Loan Agreement as a First-Lien Credit Facility.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                      Senior Agent:

                                      CONGRESS FINANCIAL CORPORATION (FLORIDA), as agent,

                                      By:    ___________________________________
                                      Name:  ___________________________________
                                      Title: ___________________________________

                                      Address:          777 Brickell Avenue
                                                        Miami, Florida 33131
                                      Attention:        Ms. Kerry Maxwell
                                      Telecopy No.:     305-371-9456

                                      Trustee:

                                      HSBC BANK USA, as Trustee,

                                      By:    ___________________________________
                                      Name:  ___________________________________
                                      Title: ___________________________________

                                      Address:          452 Fifth Avenue
                                                        New York, NY 10018
                                      Attention:        Issuer Services
                                      Telecopy No.      212-525-1300

      The undersigned hereby acknowledges and agrees to the foregoing terms and provisions. By its signature below, the undersigned agrees that it will, together with its successors and assigns, be bound by the provisions hereof.

      The undersigned agrees that Senior Agent or any Senior Lender holding Collateral does so as bailee (under the UCC) for the other Creditors and is hereby authorized to and may turn over to Senior Agent upon request therefor any such Collateral.

      The undersigned acknowledges and agrees that: (i) although it may sign this Intercreditor and Subordination Agreement it is not a party hereto and does not and will not receive any right, benefit, priority or interest under or because of the existence of the foregoing Intercreditor and Subordination Agreement and (ii) it will execute and deliver such additional documents and take such additional action as may be necessary or desirable in the opinion of any Lender to effectuate the provisions and purposes of the foregoing Intercreditor and Subordination Agreement.

                                      REPTRON ELECTRONICS, INC.

                                      By:    ___________________________________
                                      Name:  ___________________________________
                                      Title: ___________________________________

                                      Address:         13700 Reptron Boulevard
                                                       Tampa, Florida 33626-3021
                                      Attention:       Mr. Paul J. Plante
                                      Telecopy No.     813-891-4007